Exhibit 10.31

                          EASY GARDENER PRODUCTS, LTD.

                                NOTE AND WARRANT
                               PURCHASE AGREEMENT

            This Note and Warrant Purchase Agreement (the "Agreement") is made as of the 29th day of October, 2003 by and between Easy Gardener Products, Ltd., a Texas limited partnership (the "Company"), and Central Garden & Pet Company, a Delaware corporation (the "Purchaser").

                                    RECITALS

            The Company desires to issue and sell, and the Purchaser desires to purchase, a promissory note in substantially the form attached to this Agreement as Exhibit A (the "Note") and a warrant to purchase limited partnership interests in the Company in substantially the form attached to this Agreement as Exhibit B (the "Warrant"). The Note, the Warrant and the equity securities issuable upon exercise of the Warrant are collectively referred to herein as the "Securities." The terms of this Agreement are intended to effectuate the transactions described in the agreement between the parties dated as of April 8, 2003 (the "Transaction Agreement").

                                    AGREEMENT

            In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

      1. Purchase and Sale of Notes and Warrants.

            (a) Sale and Issuance of Note and Warrant. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Purchaser (i) a Note in the principal amount of $2,675,000, and (ii) a Warrant to purchase limited partnership interests. The purchase price of the Note and Warrant shall be equal to $2,675,000, and the exercise price of the Warrant shall be $2,675,000, plus an amount equal to nine percent (9%) per annum, compounded monthly, of such sum, from the date hereof to the date of the exercise of the option, for the exercise of the entire option, or appropriate percentage thereof for exercises of less than the entire option.

            (b) Closing; Delivery.

                  (i) The purchase and sale of the Note and Warrant shall take place at the offices of Mayer, Brown, Rowe & Maw in New York, New York, simultaneously with the closing of the Acquisition as defined in Section 2(d) of this Agreement, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the "Closing").

                  (ii) At the Closing, the Company shall deliver to the Purchaser the Note and Warrant to be purchased by the Purchaser against payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company.


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      2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

            (a) Organization, Good Standing and Qualification. The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

            (b) Authorization. All action on the part of the Company, its general partners and limited partners necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Note and the Warrant, the limited partnership interest issuable upon exercise of the Warrant, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. The Agreement, the Note and the Warrant, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            (c) Capitalization. The authorized capital of the Company consists, and will consist, immediately prior to the Closing, of limited partnership interests, which will be owned by the persons whose names are set forth on
Schedule 2(c) attached hereto in the respective amounts set forth on such schedule. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any of its limited partnership interests or other equity securities.

            (d) No Violation. The Company approached the Purchaser with the request that the Purchaser provide financing to assist the Company in completing a transaction (the "Acquisition") with U.S. Home & Garden, Inc. ("USHG") on substantially the terms contemplated by the asset purchase agreement dated as of December 11, 2002, as amended by amendments dated May 23, 2003, and July 31, 2003 (the "Asset Purchase Agreement") among the Company, USHG and two subsidiaries of USHG. The Company was legally entitled to approach the Purchaser for such purpose, and the transactions contemplated hereby do not violate any duty owed by the Company or any of its general or limited partners or officers or employees to USHG, or its stockholders or affiliates.

            (e) Approvals. The transactions contemplated hereby have been approved by USHG. No other consents or approvals are required for consummation of the transactions contemplated hereby.

            (f) 100% Ownership. As of the Closing, the only direct or indirect subsidiaries of the Company will be Weatherly Consumer Products Group, Inc., Weatherly Consumer Products, Inc., and Easy Gardener (UK) Ltd. (the "Subsidiaries"). The Company will own 100% of the stock of Weatherly Consumer Products Group, Inc., and Easy Gardener (UK) Ltd., and Weatherly Consumer Products Group, Inc., owns 100% of the stock of Weatherly Consumer Products, Inc., and there will be no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally


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or in writing, for the purchase or acquisition from the Company of any of the
Subsidiaries of any securities of any such Subsidiary.

            (g) Litigation. There are no lawsuits, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened by or against or affecting the Company or its officers or employees or any of the Company's properties, assets, operations or business (including the business to be acquired by it in the Acquisition) which could in any way affect the transactions contemplated by this Agreement or the value to the Company of the business being acquired by it pursuant to the Asset Purchase Agreement, and the Company is not aware of any reasonable basis for any such lawsuit, claim, proceeding or investigation.

            (h) Asset Purchase Agreement. All of the representations and warranties of the Company in the Asset Purchase Agreement are true and correct and will be true and correct as of the Closing.

            (i) Disclosure. No representation or warranty made by the Company in this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to the Purchaser or hereafter required to be furnished to the Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

      3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

            (a) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies

            (b) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      4. Conditions of the Purchaser's Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

            (b) Financial Concessions. The Company shall have obtained the financial concessions described in Section 3 of the Transaction Agreement and such financial concessions shall be satisfactory to the Purchaser in its sole discretion.

            (c) Approval of USHG. USHG shall have consented in writing to the transactions contemplated hereby.


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            (d) Consents and Approvals. All consents and approvals required for the consummation of the Acquisition, the funding and the transactions contemplated hereby shall have been obtained.

            (e) Funding. All other funding sources shall have provided to the Company the funds necessary to fund the Acquisition. The Purchaser, in its sole discretion, shall be fully satisfied with the terms of such funding.

            (f) Documentation. The Company shall have provided the Purchasers with true and correct copies of all material contracts and other documents relating to the Acquisition and its funding. The Purchaser, in its sole discretion, shall be fully satisfied with all documents relating to the Acquisition and its funding.

            (g) Note. The Company shall have executed and delivered to the Purchaser a Note in the form of Exhibit A hereto.

            (h) Warrant. The Company shall have executed and delivered to the Purchaser a Warrant in the form of Exhibit B hereto.

            (i) Call Option Agreement. Each of the general partners and each of the limited partners of the Company shall have executed and delivered to the Purchaser a call option agreement in the form of Exhibit C hereto.

            (j) USHG Certificate. USHG shall have delivered to the Purchaser copies of its annual report on Form 10-K for the fiscal year ended June 30, 2002 filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act") and the other reports or documents required to be filed by USHG under Sections 13(a), 14(a), 14(c) and 15(d) of the Exchange Act subsequent to June 30, 2002 (collectively, the "Reports"), as well as the Form S-4 Registration Statement filed with the SEC in connection with the Acquisition, together with all amendments thereto and documents incorporated by reference therein (the "Form S-4"). USHG shall have also delivered to the Purchaser a certificate signed by its chief executive officer and chief financial officer stating that, as of their respective date, the Reports and the Form S-4 did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, and subsequent to their respective dates, no event has occurred that would make the Reports or the Form S-4 untrue or misleading as of the dates of such Reports and the Form S-4.

            (k) Legal Opinion. USHG shall have delivered to the Purchaser a legal opinion of Blank Rome LLP in form and substance reasonably satisfactory to the Purchaser providing customary negative assurances as to the disclosure in the Form S-4.

            (l) Disclosure. Purchaser shall be satisfied in its sole discretion with the adequacy of the public disclosures of the Company and USHG concerning the transactions contemplated hereby and the transactions contemplated by the Asset Purchase Agreement.

      5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            (a) Representations and Warranties. The representations and warranties of


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the Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

      6. Miscellaneous.

            (a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

            (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            (d) Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. For purposes of contract interpretation, the parties agree that they are joint authors of this Agreement.

            (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (1)      if to the Purchaser, to
                           CENTRAL GARDEN & PET COMPANY
                           3697 Mt. Diablo Boulevard
                           Lafayette, CA  94549

                           Attention:  William E. Brown


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                  with a copy to:  John F. Seegal, Esq.

                           ORRICK, HERRINGTON & SUTCLIFFE LLP
                           The Old Federal Reserve Bank Building
                           400 Sansome Street
                           San Francisco, California  94111

                  (2)      if to the Company, to

                           EASY GARDENER PRODUCTS, LTD.
                           3022 Franklin Avenue
                           Waco, Texas  76702-1025

                           Attention:  Richard Grandy

                  with a copy to:  Wesley Filer, Esq.

                           NAMAN, HOWELL, SMITH & LEE L.L.P.
                           900 Washington Avenue
                           P. O. Box 1470
                           Waco, Texas  76701 (Street); 76703 (P. O. Box)

                  All notices given thereunder shall be deemed given at the time of personal delivery or, if mailed, on the earlier of actual receipt as shown on the registry receipt or three business days after the date of such mailing.

            (f) Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.

            (g) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser.

            (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            (i) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Pages Follow]


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

      The parties have executed this Note and Warrant Purchase Agreement as of the date first written above.

                                           COMPANY:

                                           EASY GARDENER PRODUCTS, LTD.

                                           BY: E G PRODUCT MANAGEMENT, L.L.C.,
                                                GENERAL PARTNER

                                           By: /s/ Richard Grandy
                                               ---------------------------------
                                                Name: Richard Grandy
                                                      --------------------------
                                                Title: Manager
                                                       -------------------------

                                           CENTRAL GARDEN & PET COMPANY.

                                           By: /s/ William Brown
                                               ---------------------------------
                                                Name: William Brown
                                                      --------------------------
                                                Title: Chairman
                                                       -------------------------


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                                  SCHEDULE 2(c)
                     OWNERS OF LIMITED PARTNERSHIP INTERESTS

Owner                                     Type of Interest            Percentage
-----                                     ----------------            ----------
EG Product Management, L.L.C.                 General                     1%
EG, L.L.C.                                    Limited                    99%


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Exhibit A -   Form of Promissory Note

Exhibit B -   Form of Warrant

Exhibit C -   Call Option Agreement


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                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE


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THE OBLIGATIONS HEREUNDER (AND THE PAYMENTS WITH RESPECT THERETO) ARE SUBJECT TO
(A) THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF OCTOBER 29, 2003, BY AND BETWEEN LENDER AND CAPITALSOURCE FINANCE LLC AND (B) THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF OCTOBER 29, 2003, BY AND BETWEEN LENDER AND WELLS FARGO FOOTHILL, INC.

                          SUBORDINATED PROMISSORY NOTE

U.S. $2,675,000                                                 October 29, 2003

      FOR VALUE RECEIVED, the undersigned, a Texas limited partnership ("Borrower") promises to pay to Central Garden & Pet Company ("Lender") the principal sum of two million six hundred seventy-five thousand United States Dollars (U.S. $2,675,000), together with interest on the outstanding balance of said sum at a per annum rate of nine percent (9%). All computations of interest under this Note shall be made on the basis of a year of 365 days, for actual days elapsed.

      1. Payments and Prepayments.

            (a) Principal and Interest Payments. Borrower shall pay the principal sum due hereunder on April 1, 2009, (the "Maturity Date"). Interest on the outstanding balance of this Note shall accrue on a monthly basis and shall be capitalized and added to the outstanding balance hereunder. Borrower shall pay any and all accrued interest on the Maturity Date (whether by acceleration or otherwise).

            (b) Late Payments. Borrower shall pay interest on all amounts (including both principal and interest) outstanding under this Note after maturity (whether by acceleration or otherwise) at a per annum rate equal to fifteen percent (15%).

            (c) Prepayments. Prepayments of this Note are not permitted except in connection with amounts due from the exercise of that certain warranty to purchase limited partnership interests in Borrower, dated as of the date hereof, issued by Borrower to Lender, which amounts will be treated as payments hereunder.

            (d) Other Payment Terms. Borrower shall pay all amounts due under this Note in lawful money of the United States at the executive offices of Lender, which are currently located in Lafayette, California. All payments made by Borrower under this Note shall be applied first to any costs, expenses and charges then payable by Borrower, second to accrued interest then due, and then to outstanding principal. Whenever any payment due hereunder shall fall due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest. As used herein, "Business Day" shall mean any day which is not a Saturday, Sunday or any other day on which banks in San Francisco, California are closed.

      2. Default.


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            (a) Optional Acceleration. Lender may declare all principal and interest outstanding under this Note immediately due and payable in full upon the occurrence of any of the following:

                  (i) The failure of Borrower to make any payment of principal or interest required under this Note when due; or

                  (ii) Borrower shall fail to pay, within five (5) days after the same becomes due, any other amount due under the terms of this Note; or

                  (iii) Borrower shall fail to perform any other non-monetary obligation set forth in this Note which by its nature cannot be cured; or

                  (iv) Borrower shall fail to perform any other curable
            non-monetary obligation set forth in this Note, which failure is not cured within ten (10) Business Days after the date due; or

                  (v) Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Borrower to Lender in or in connection with this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

                  (vi) (A) Borrower shall fail to make any payment on account of any debt of Borrower when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such debt exceeds $1,000,000, or the effect of such failure is to cause, or permit the holder or holders thereof to cause, debt of Borrower in an aggregate amount exceeding $1,000,000 to become redeemable, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (B) Borrower shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any of Borrower's debt, or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, debt of Borrower in an aggregate amount exceeding $1,000,000 to become redeemable, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral, provided, this provision shall not be applicable to any deferral of payments permitted on Borrower's 9.4% Junior Subordinated Debenture Due April 15, 2028; or

                  (vii) Borrower breaches any contract or obligation, which has or may reasonably be expected to have a Material Adverse Effect (as defined below); or

                  (viii) A Change of Control (as defined below) shall have
            occurred without the prior written consent of Lender; or

                  (ix) (i) One or more judgments, orders, decrees or arbitration awards requiring Borrower to pay an aggregate amount of $1,000,000 or more shall be rendered against Borrower in connection with any single or related series of transactions, incidents or circumstances and the same shall not be vacated or


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

            stayed for a period of ten (10) consecutive days; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and the same shall not be released, stayed, vacated or otherwise dismissed within ten (10) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

                  (x) Borrower shall, without the prior written consent of
            Lender, have made any distribution or engaged in any other transaction as to which notice is required to be given under Section 6 of the Warrant issued by Borrower to Lender concurrently herewith; or

                  (xi) A Material Adverse Effect shall have occurred.

      "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of Borrower, taken as a whole; (ii) the ability of Borrower to pay or perform its obligations under this Note in accordance with the terms of this Note. "Change of Control" shall mean a sale of all or substantially all of Borrower's assets, or any merger or consolidation of Borrower with or into another corporation or other entity; other than a merger or consolidation in which the holders of more than 50% of the equity securities of Borrower outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of Borrower, or such surviving entity, outstanding immediately after such transaction.

            (b) Automatic Acceleration. All principal and interest outstanding under this note shall be immediately due and payable in full, without demand or notice of any kind, upon the occurrence of any of the following:

                  (i) Dissolution, termination of existence, or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

                  (ii) Commencement of any proceeding against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within thirty (30) days after the date commenced; or

                  (iii) The appointment of a receiver, trustee, custodian or similar official for all or substantially all of Borrower's property; or

                  (iv) The revocation or termination of, or limitation or denial of liability under, this Note by Borrower.


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      3. Subordination. The obligations hereunder (and the payments with respect thereto) are subject to that certain Subordination Agreement dated as of October 29, 2003, by and between Lender and CapitalSource Finance LLC and (b) that certain Subordination Agreement dated as of October 29, 2003, by and between Lender and Wells Fargo Foothill, Inc.

      4. Miscellaneous. This Note shall inure to the benefit of Lender's successors and assigns. If any amounts owing under this Note are not paid when due, Borrower shall pay all costs and expenses, including reasonable attorneys' fees, incurred by Lender in the collection or enforcement of this Note. To the extent permitted by law, Borrower waives diligence, presentment, demand, notice of nonpayment, protest, notice of protest and notice of every kind. This Note shall be governed by and construed in accordance with the laws of the State of California. Paragraph and subparagraph headings in this Note are for convenience of reference only and are not part of the substance hereof.

                                             EASY GARDENER PRODUCTS, LTD.

                                             BY: E G PRODUCT MANAGEMENT, L.L.C.,
                                                 GENERAL PARTNER

                                             By: /s/ Richard Grandy
                                                 -------------------------------
                                             Name: Richard Grandy
                                                   -----------------------------
                                             Title: Manager
                                                    ----------------------------


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

                                    EXHIBIT B

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                                          Percentage Interest in
                                                        Limited Partnership: 49%
Date of Issuance: October 29, 2003                       (subject to adjustment)

                          EASY GARDENER PRODUCTS, LTD.

                                     Warrant

      Easy Gardener Products, Ltd., a Texas limited partnership (the "Company"), for value received, hereby certifies that Central Garden & Pet Company, a Delaware corporation, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to a 49% partnership interest, as a limited partner (as adjusted from time to time pursuant to the provisions of this Warrant) of the Company, at a purchase price of $2,675,000, plus nine percent (9%) per annum, compounded monthly, of such sum, from the date of issuance of this Warrant to the effective time of exercise. If less than a 49% interest is purchased, the purchase price for such interest shall be adjusted to an amount that bears the same ratio to the purchase price for a 49% interest as the interest purchased bears to 49%. The interests purchasable upon exercise of this Warrant and the purchase price, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Interests" and the "Purchase Price," respectively.

      This Warrant is issued pursuant to a Note and Warrant Purchase Agreement dated October 29, 2003 between the Company and the Registered Holder (the "Purchase Agreement") and is subject to the terms and conditions of the Purchase Agreement.

      1. Exercise.

            (a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder, at the principal office of the Company, accompanied by payment in full of the Purchase Price payable in respect of the Warrant Interests purchased upon such exercise. The Purchase Price may be paid only by crediting the Purchase Price against the amounts due under the Note referred to in the Purchase Agreement. Provided, however, this Warrant shall not be exercisable to the extent that the result of an exercise would cause an event of default under any loan or credit agreement to which the Company is a party.


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

            (b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any Warrant Interests shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Interests.

            (c) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                  (i) an amendment to the partnership agreement of the Company, executed by the other partners and to be executed by the Registered Holder, recognizing the Registered Holder as a limited partner in the Company holding the interest to which such Registered Holder shall be entitled, and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the Warrant Interests equal (without giving effect to any adjustment therein) to the percentage interest called for on the face of this Warrant minus the percentage interest purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

      2. Adjustments.

            (a) Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company or any similar reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the partnership interest or other securities and property receivable upon the exercise hereof prior to such consummation, the partnership interest or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto; and in each such case, the terms of this Section 2 shall be applicable to the partnership interest or other securities properly receivable upon the exercise of this Warrant after such consummation.

            (b) Adjustment Certificate. When any adjustment is required to be made in the Warrant Interests or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of partnership interest or other securities or property into which this Warrant shall be exercisable after such adjustment.

      3. Transfers.

            (a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Interests have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Interests issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Interests and registration or qualification of this Warrant or such Warrant Interests under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Interests issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

            (b) Transferability. Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

            (c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

      4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

      5. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon April 1, 2009 (the "Expiration Date").

      6. Notices of Certain Transactions. In case:

            (a) the Company shall take a record of the holders of its partnership interest (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than a distribution of no more than 40% of the taxable income of the Company if the Company is a disregarded entity or a pass through entity for federal income tax purposes; provided, however, that any such distribution shall be no more than is reasonably necessary to pay such taxes after taking full advantage of any and all net operating losses or other tax carryforwards or benefits previously passed through to the Company's owners), or to receive any right to subscribe for or purchase any partnership interests of any class or any other securities, or to receive any other right, to subscribe for or purchase any partnership interests of any class or any other securities, or to receive any other right, or

            (b) of any capital reorganization of the Company, any reclassification of the equity securities of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of limited partnership interest (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

      7. Reservation of Securities. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such Warrant Interests and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

      8. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the Warrants Interests called for on the face or faces of the Warrant or Warrants so surrendered.

      9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      10. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight
(48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

      11. No Rights as Limited Partner. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a limited partner of the Company.

      12. Protective Provisions. In order to effectuate the parties intentions, the Company agrees that prior to the expiration of this Warrant the Company will not issue any partnership interests or other equity securities to any third party without first providing the Registered Holder with a 30-day right of first refusal to acquire such partnership interests or other equity securities on the same terms as have been agreed to with such third party. In addition, in the event that any issuance of partnership interests or other equity securities reduces the number of Warrant Interests to less than 49% of the outstanding limited partnership interests, the Company shall immediately afford to the Registered Holder a 30-day option to purchase at the same price such partnership interests or other equity securities are issued such limited partnership interest as would be necessary to cause the limited partnership interests owned by the Registered Holder after exercise of this Warrant to equal 49% of the outstanding limited partnership interests.

      13. Reports, Inspection. The Company will deliver to the Registered Holder as promptly as reasonably practicable annual, quarterly and monthly financial statements and good faith projections which shall be updated at least quarterly. The Registered Holder shall at all times have the right upon reasonable notice to inspect the books and records of the Company.

      14. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

      15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

      15. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

                                         EASY GARDENER PRODUCTS, LTD.

                                         BY: E G PRODUCT MANAGEMENT, L.L.C.
                                             GENERAL PARTNER

                                         By: /s/ Richard Grandy
                                             -----------------------------------
                                              Name: Richard Grandy
                                                    ----------------------------
                                              Title: Manager
                                                     ---------------------------

                                         Address:  3022 Franklin Avenue
                                                   Waco, Texas 76702-1025

                                         Fax Number: (254) 754-2831
                                                     ---------------------------

                                    EXHIBIT A

                             PURCHASE/EXERCISE FORM

To: [Company Name]                                          Dated:

      The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably purchases _______% of limited partnership interest covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such interest at the price provided for in such Warrant.

                                    Signature:
                                               ---------------------------------
                                    Name (print):
                                                  ------------------------------
                                    Title (if applic.):
                                                        ------------------------

                                    EXHIBIT B

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the partnership interest covered thereby set forth below, unto:

      Name of Assignee          Address/Fax Number        Partnership Interest




Dated:                                     Signature:
       ---------------                                --------------------------

                                                      --------------------------
                                             Witness:
                                                      --------------------------

                                    EXHIBIT C

                          FORM OF CALL OPTION AGREEMENT

                              CALL OPTION AGREEMENT

            THIS CALL OPTION AGREEMENT ("Agreement") is dated as of October 29, 2003, by and between CENTRAL GARDEN & PET COMPANY, a Delaware corporation ("Central"), and E G Product Management, L.L.C., a Texas limited liability company, and EG, L.L.C., a Nevada limited liability company (collectively "Seller"), with respect to the limited partnership interests (the "Interests") of EASY GARDENER PRODUCTS, LTD., a Texas limited partnership ("the Partnership").

            WHEREAS, Seller owns all of the issued and outstanding limited partnership interests in the Partnership (the "Interests").

            WHEREAS, concurrently herewith, Central is entering into a Note and Warrant Purchase Agreement with the Partnership which provides, among other things, for the issuance to Central of a warrant to purchase Interests from the Company.

            WHEREAS, Seller wishes to grant an option to Central to purchase all outstanding Interests owned by Seller.

            NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                   Sale and Purchase of Partnership Interests

      SECTION 1.01. Option. Subject to the terms and conditions herein set forth, Seller hereby grants to Central the option (the "Option") exercisable by written notice within ninety days after Central's receipt from Seller of the audited financial statements of the Partnership for the fiscal years ending June 30, 2006, June 30, 2007, and June 30, 2008, to purchase from Seller, and upon the exercise of the Option, Seller shall sell to Central all Interests owned by Seller.

      SECTION 1.02. The Purchase Price. For purposes hereof the exercise price of the Option shall be equal to the product obtained by multiplying Seller's Percentage Interest times the Equity Value.

            (a) Seller's Percentage Interest shall be determined by dividing the number of Interests owned by Seller by the fully diluted number of outstanding Interests (computed by adding to the number of outstanding Interests the number of additional Interests called for by any outstanding options, warrants or similar equity securities).

            (b) Equity Value shall be determined by subtracting interest-bearing debt (excluding any outstanding balance on Company's Subordinated Promissory Note, dated October 29, 2003, payable to the order of Central, in the original principal amount of $2,675,000) from the sum obtained by adding EBITDA times 6 plus excess EBITDA times 3 where:

                  (i) EBITDA and interest-bearing debt shall be determined from the audited financial statements of the Company for the most recent fiscal year prior to exercise; and

                  (ii) EBITDA shall equal actual EBITDA up to but not exceeding $20,862,000 if the Option is exercised with respect to the fiscal year ending June 30, 2006, $23,833,000 if the Option is exercised with respect to the fiscal year ending June 30, 2007, and $27,111,000 if the Option is exercised with respect to the fiscal year ending June 30, 2008; and

                  (iii) Excess EBITDA shall equal EBITDA earned in any year over and above the maximum amounts set forth in clause (ii) hereof.

      SECTION 1.03. Payment. The exercise price shall be paid by wire transfer, or other means satisfactory to Seller.

      SECTION 1.04. Closing. Closing pursuant to Central's exercise of the Option shall be held at the principal office of Central within 30 days following the date of the notice exercising the Option.

      SECTION 1.05. Consequences of Failure to Exercise. If this Option shall not have been exercised by Central during the exercise period provided in
Section 1.01 hereof and any warrants issued by the Partnership to Central shall have been exercised, then the other partners of the Partnership shall have the right to cause their interests in the Partnership or the

Partnership assets to be sold pursuant to an orderly sale process to be directed by them. In connection with any such sale process, (a) the other partners shall seek to achieve the highest sale price reasonably attainable for the Partnership, but shall be obligated to provide Central with a 60-day right of first refusal before closing any sale transaction; and (b) if the sale is of the other partners' interest in the Partnership, Central shall sell its interests on the same terms as all of the other partners sell their interests pursuant to any such transaction which complies with the provisions of this Section 1.05.

      SECTION 1.06. Release. As a condition to the closing of the exercise of the Option, Central shall use its reasonable best efforts to obtain the release of Seller and each of its affiliates from all guarantees of indebtedness of the Partnership.

                                   ARTICLE II

                              Additional Agreements

      SECTION 2.01. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      SECTION 2.02. Press Releases. None of the parties hereto shall issue a press release or other publicity announcing the sale of the Interests or any other aspect of the transactions contemplated hereby without the prior written approval of the other party, unless such disclosure is required by applicable law.

      SECTION 2.03. Encumbrances. Seller will not transfer or encumber the Interests or take any other action which could interfere with the exercise of the Option by Central or the ownership by Central of the Interests acquired upon exercise thereof, provided that the Interests shall be subject to the liens and encumbrances of CapitalSource Finance LLC, as agent, and Wells Fargo Foothill, Inc., as agent, for so long as any obligations are owed to them by the Partnership or the Sellers.

                                   ARTICLE III

                               General Provisions

      SECTION 3.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Central, to
                           CENTRAL GARDEN & PET COMPANY
                           3697 Mt. Diablo Boulevard
                           Lafayette, CA  94549

                           Attention:  William E. Brown

                  with a copy to:  John F. Seegal, Esq.

                           ORRICK, HERRINGTON & SUTCLIFFE LLP
                           The Old Federal Reserve Bank Building
                           400 Sansome Street
                           San Francisco, California  94111

                  (b)      if to Seller, to

                           EASY GARDENER PRODUCTS, LTD.
                           3022 Franklin Avenue
                           Waco, Texas 76702-1025
                           Attention: Richard M. Grandy

                  with a copy to:   Wesley Filer, Esq.

                           NAMAN, HOWELL, SMITH & LEE, L.L.P.
                           900 Washington Avenue
                           P. O. Box 1470
                           Waco, Texas 76701 (Street); 76703 (P.O. Box)

            All notices given thereunder shall be deemed given at the time of personal delivery or, if mailed, on the earlier of actual receipt as shown on the registry receipt or three business days after the date of such mailing.

      SECTION 3.02. Miscellaneous. This Agreement and the documents and instruments and other agreements between the parties hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

      SECTION 3.03. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California.

      IN WITNESS WHEREOF, Buyer, and Seller has executed this Agreement, all as of the date first written above.

                                               E G PRODUCT MANAGEMENT, L.L.C.

                                               By: Richard Grandy
                                                   -----------------------------

                                               EG, L.L.C.

                                               By: Richard Grandy
                                                   -----------------------------

                                               CENTRAL GARDEN & PET COMPANY

                                               By: William Brown
                                                   -----------------------------